EXHIBIT 99.1

GoPro Announces Third Quarter 2015 Results

Revenue of $400 million, Up 43% Year-Over-Year
Non-GAAP EPS of $0.25, Up from $0.12 a Year Earlier
GoPro Awards Launched, Generates Over 27,000 Content Submissions in Week One

SAN MATEO, Calif., October 28, 2015 - GoPro, Inc. (NASDAQ: GPRO), enabler of some of today's most engaging content, today announced financial results for its third quarter ended September 30, 2015.

Third Quarter Results Summary:
	Three Months Ended
($ in thousands, except per share amounts)	September 30, 2015	September 30, 2014	% Change

Revenue	$400,340	$279,971	43.0%
Gross margin
GAAP	46.6%	44.3%	230 bps
Non-GAAP	46.8%	44.5%	230 bps
Operating income
GAAP	$27,636	$13,457	105.4%
Non-GAAP	$47,471	$27,646	71.7%
Net income
GAAP	$18,799	$14,620	28.6%
Non-GAAP	$36,626	$17,959	103.9%
Diluted net income per share
GAAP	$0.13	$0.10	30.0%
Non-GAAP	$0.25	$0.12	108.3%
Adjusted EBITDA	$56,721	$36,175	56.8%

“I am proud of our year-to-date accomplishments in which we posted strong financial results and expanded our portfolio of products, however our business in the third quarter was clearly more difficult than anticipated,” said GoPro Founder and CEO, Nicholas Woodman. “GoPro is entering the holidays with an industry-leading lineup backed by great software solutions and a globally-recognized brand. We are excited about our business and the investments we continue to make to scale GoPro into its next phase as a product, software and entertainment company.”
GoPro reports gross profit, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effects of stock-based compensation, acquisition-related costs, and the tax impact of these items.  Additionally, GoPro reports non-GAAP adjusted EBITDA. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures is presented in the financial statement portion of this release.

Stock Repurchase
The Board of Directors of GoPro authorized the Company to repurchase up to $300 million of its Class A capital stock, commencing in the fourth quarter of 2015. Share repurchases under the program may be made from time-to-time through open market purchases, block trades or otherwise, including under plans complying with both Rule 10b-18 and Rule 10b5-1.

Third Quarter 2015 and Recent GoPro Highlights Include:

•
According to NPD, GoPro accounted for 5 of the top 10 products on a unit basis in the combined digital camera and camcorder category, in the U.S. for Q3. In the same category, on a dollar basis, GoPro capture devices accounted for 4 of the top 10 products. GoPro was also the leader in accessory unit sales with 7 of the top 10 selling accessories.

•	International sales totaled more than 50% of Q3 revenue; combined EMEA and APAC revenue was up over 175% year-over-year.

•	Based on the first nine months of revenue, China is the fastest growing market in GoPro’s history.

•	Re-launched HERO4 Session -- priced between HERO4 Silver and HERO+. Session is now well positioned for the holidays.

•	Released key firmware updates for HERO4 Session which include the ability to change settings directly on the camera without connecting to a smartphone or remote.

•
Launched HERO+ which features Wi-Fi/Bluetooth integration and is capable of capturing stunning 1080p60 and 720p60 video and 8MP single, Time Lapse and Burst photos, rounding out an exciting 2015 GoPro lineup.

•	Launched Odyssey, a new 16-camera rig designed for Google's 3D, 360-degree virtual reality platform (Jump).

•	Released Trim-and-Share, a feature that allows users to select video clips directly on the camera or mobile device for effortless sharing.

•
The GoPro Mobile App was downloaded 2.7 million times in Q3, totaling over 21 million cumulative downloads; Q3 installs of GoPro Studio totaled nearly 2 million, up over 75% year-over-year, with average daily video exports of over 50,000.

•	Launched the GoPro App on Apple Watch, enabling users to control their GoPros from their wrists.

•	Brought immersive, spherical (VR) content to Facebook News Feed.

•	Launched the GoPro Channel on Watchable, Comcast’s new cross-platform video service, marking GoPro's first multichannel video distribution agreement.

•	Launched GoPro for a Cause, a program in which GoPro will dedicate financing, equipment and production expertise to social causes that align with GoPro’s brand.

•	Announced partnership with USC School of Cinematic Arts to attract content and invest in the next generation of filmmakers.

•	In October, the GoPro Channel on YouTube surpassed one billion views. GoPro is one of only four brands to reach this milestone.

•
Launched GoPro Awards, granting up to $5 million annually to creators of GoPro content for sharing their best photos, raw video clips and video edits with GoPro for inclusion in GoPro Channel programming, licensing and more. In the first week, the GoPro creative community submitted 27,000 content submissions. The first week’s winners can be viewed at http://gopro.com/awards.

Conference Call:
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 811-5408 or (913) 312-1379, access code 9945063, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

The webcast will be recorded and the recording will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for six months thereafter.

About GoPro, Inc. (NASDAQ: GPRO):
GoPro, Inc. is transforming the way people capture and share their lives. What began as an idea to help athletes self-document themselves engaged in their sport has become a widely adopted solution for people to capture themselves engaged in their interests, whatever they may be. From extreme to mainstream, professional to consumer, GoPro enables the world to capture and share its passion. And in turn, the world has helped GoPro become one of the most exciting and aspirational companies of our time.
For more information, visit www.gopro.com or connect with GoPro on YouTube, Twitter, Facebook, Pinterest, Instagram and LinkedIn.
GOPRO® and HERO® are trademarks or registered trademarks of GoPro Inc. in the United States and other countries.

GoPro’s Use of Social Media:
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro's investor relations and The Inside Line website, and GoPro’s pages on YouTube, Twitter, Facebook, Pinterest, Instagram, and LinkedIn.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements regarding future events. These statements involve risks and uncertainties, and actual events or results may differ materially.  Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the effects of the highly competitive market in which we operate; our dependence on sales of our capture devices for substantially all of our revenue; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide components for our products; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, and profitability in recent periods might not be indicative of future performance; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; any inability to successfully manage frequent product introductions and transitions; the effects of international business uncertainties; our reliance on our Chief Executive Officer; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein.  GoPro disclaims any obligation to update these forward-looking statements.

# # # # #

Investor Contact:
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact:
Jeff Brown (650) 332-7600 x 9997

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended		Nine months ended
(in thousands, except per share data)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Revenue	$400,340	$279,971	$1,183,368	$760,292
Cost of revenue	213,710	155,932	638,665	436,870
Gross profit	186,630	124,039	544,703	323,422

Operating expenses:
Research and development	67,372	42,376	175,262	105,778
Sales and marketing	66,427	48,109	186,290	133,151
General and administrative	25,195	20,097	87,109	71,146
Total operating expenses	158,994	110,582	448,661	310,075
Operating income	27,636	13,457	96,042	13,347
Other expense, net	(363)	(1,784)	(2,485)	(4,945)
Income before income taxes	27,273	11,673	93,557	8,402
Income tax expense (benefit)	8,474	(2,947)	22,975	2,574
Net income	$18,799	$14,620	$70,582	$5,828

Net income per share attributable to common stockholders:
Basic	$0.14	$0.12	$0.53	$0.05
Diluted	$0.13	$0.10	$0.48	$0.04

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	135,800	125,713	133,755	96,905
Diluted	146,055	145,186	147,201	115,578

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2015	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$279,969	$319,929
Marketable securities	233,133	102,327
Accounts receivable, net	120,666	183,992
Inventory	289,521	153,026
Prepaid expenses and other current assets	79,976	63,769
Total current assets	1,003,265	823,043
Property and equipment, net	67,644	41,556
Intangible assets, net and goodwill	89,642	17,032
Other long-term assets	48,730	36,060
Total assets	$1,209,281	$917,691

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$159,901	$126,240
Accrued liabilities	166,116	115,775
Deferred revenue	13,095	14,022
Income taxes payable	6,630	2,732
Total current liabilities	345,742	258,769
Other long-term liabilities	32,849	17,718
Total liabilities	378,591	276,487

Stockholders’ equity:
Common stock and additional paid-in capital	651,904	533,000
Retained earnings	178,786	108,204
Total stockholders’ equity	830,690	641,204
Total liabilities and stockholders’ equity	$1,209,281	$917,691

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended		Nine months ended
(in thousands)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Operating activities:
Net income	$18,799	$14,620	$70,582	$5,828
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,594	4,781	19,385	12,769
Stock-based compensation	17,870	13,913	62,560	52,143
Excess tax benefit from stock-based compensation	(4,411)	(2,756)	(32,550)	(23,592)
Foreign currency remeasurement and transaction losses	447	—	2,033	—
Deferred income taxes	(232)	(3,009)	(6,888)	(3,808)
Other	1,030	1,310	2,400	1,608
Changes in operating assets and liabilities:
Accounts receivable, net	(2,214)	(45,333)	63,348	28,106
Inventory	(70,249)	(36,637)	(136,294)	(5,020)
Prepaids and other assets	1,571	13,662	(20,027)	(25,842)
Accounts payable and other liabilities	34,620	86,595	113,141	11,325
Deferred revenue	(203)	(163)	(927)	215
Net cash provided by operating activities	4,622	46,983	136,763	53,732

Investing activities:
Purchases of property and equipment, net	(11,057)	(10,197)	(32,326)	(22,566)
Purchases of marketable securities	(94,860)	—	(207,186)	—
Sales and maturities of marketable securities	40,045	—	74,491	—
Acquisitions, net of cash acquired	(7,699)	—	(65,405)	(3,200)
Net cash used in investing activities	(73,571)	(10,197)	(230,426)	(25,766)

Financing activities:
Proceeds from issuance of common stock, net of repurchases	13,994	202,719	35,495	203,228
Taxes paid related to net share settlement of equity awards	(7,326)	—	(11,688)	—
Excess tax benefit from stock-based compensation	4,411	2,756	32,550	23,592
Payment of deferred public offering and debt issuance costs	—	(1,391)	(903)	(4,447)
Repayment of debt	—	(108,000)	—	(114,000)
Net cash provided by financing activities	11,079	96,084	55,454	108,373
Effect of exchange rate changes on cash and cash equivalents	(192)	—	(1,751)	—
Net increase (decrease) in cash and cash equivalents	(58,062)	132,870	(39,960)	136,339
Cash and cash equivalents at beginning of period	338,031	104,879	319,929	101,410
Cash and cash equivalents at end of period	$279,969	$237,749	$279,969	$237,749

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

	Three months ended		Nine months ended
(in thousands, except per share data)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

GAAP net income	$18,799	$14,620	$70,582	$5,828
Stock-based compensation:
Cost of revenue	410	233	1,043	555
Research and development	4,872	2,428	12,117	5,486
Sales and marketing	3,516	3,225	9,514	6,293
General and administrative	9,072	8,027	39,886	39,809
Total stock-based compensation	17,870	13,913	62,560	52,143

Acquisition-related costs:
Cost of revenue	222	223	739	667
Research and development	1,198	20	1,897	60
Sales and marketing	33	33	99	109
General and administrative	512	—	1,090	—
Total acquisition-related costs	1,965	276	3,825	836

Income tax adjustments	(2,008)	(10,850)	(14,007)	(14,792)
Non-GAAP net income	$36,626	$17,959	$122,960	$44,015

GAAP shares for diluted net income per share	146,055	145,186	147,201	115,578
Add: preferred shares conversion	—	—	—	20,237
Add: initial public offering shares	—	—	—	5,901
Non-GAAP shares for diluted net income per share	146,055	145,186	147,201	141,716

Non-GAAP diluted net income per share	$0.25	$0.12	$0.84	$0.31

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income, net income, earnings per share and adjusted EBITDA. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

  The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related costs include the amortization of acquired intangible assets (primarily consisting of acquired technology), as well as, third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because they are not related to our core operating performance, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Adjustment for taxes relates to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of the period and the initial public offering shares issued July 2014, as if they had been outstanding since the beginning of the period.

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended		Nine months ended
(dollars in thousands)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GAAP gross profit	$186,630	$124,039	$544,703	$323,422
Stock-based compensation	410	233	1,043	555
Acquisition-related costs	222	223	739	667
Non-GAAP gross profit	$187,262	$124,495	$546,485	$324,644

GAAP gross profit as a % of revenue	46.6%	44.3%	46.0%	42.5%
Stock-based compensation	0.1	0.1	0.1	0.1
Acquisition-related costs	0.1	0.1	0.1	0.1
Non-GAAP gross profit as a % of revenue	46.8%	44.5%	46.2%	42.7%

GAAP operating expenses	$158,994	$110,582	$448,661	$310,075
Stock-based compensation	(17,460)	(13,680)	(61,517)	(51,588)
Acquisition-related costs	(1,743)	(53)	(3,086)	(169)
Non-GAAP operating expenses	$139,791	$96,849	$384,058	$258,318

GAAP operating income	$27,636	$13,457	$96,042	$13,347
Stock-based compensation	17,870	13,913	62,560	52,143
Acquisition-related costs	1,965	276	3,825	836
Non-GAAP operating income	$47,471	$27,646	$162,427	$66,326

GAAP operating income as a % of revenue	6.9%	4.8%	8.1%	1.8%
Stock-based compensation	4.5	5.0	5.3	6.8
Acquisition-related costs	0.5	0.1	0.3	0.1
Non-GAAP operating income as a % of revenue	11.9%	9.9%	13.7%	8.7%

	Three months ended		Nine months ended
(in thousands)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GAAP net income	$18,799	$14,620	$70,582	$5,828
Income tax expense (benefit)	8,474	(2,947)	22,975	2,574
Interest expense, net	140	1,284	360	4,009
Depreciation and amortization	7,594	4,781	19,385	12,769
POP display amortization	3,844	4,524	12,715	13,203
Stock-based compensation	17,870	13,913	62,560	52,143
Adjusted EBITDA	$56,721	$36,175	$188,577	$90,526